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                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

  Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

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
                                  AS OF DECEMBER 31ST 2013

             FUND                      NAME OF PERSON          OWNERSHIP% OF SERIES
COLUMBIA VP-SEL LRG CAP GROWTH  JPMCB NA CUST FOR COLUMBIA VP-
                                MANAGED VOLATILITY                    27.74%

                               AS OF JULY 1ST 2013

             FUND                      NAME OF PERSON          OWNERSHIP% OF SERIES
COLUMBIA VP-MGD VOL             COLUMBIA MGMT INVESTMENT
  CONSERVATIVE                  ADVSR LLC                             38.28%
VP-PYRFORD INTERNATIONAL        JPMCB NA CUST FOR VP
  EQUITY                        MODERATELY AGGRESSIVE                 28.18%
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